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                                                                    Exhibit 1(d)

[Translation]





                         REGULATIONS ON HANDLING SHARES

                             Amended : June 26, 2003





                       THE BANK OF TOKYO-MITSUBISHI, LTD.

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                          Chapter I. General Provisions

(Object)
Article 1.
Pursuant to the provisions of Article 9 of the Articles of Incorporation of this Bank, the classes of share certificates issued by this Bank and the handling of shares shall be governed by these Regulations.

(Transfer Agent, Handling Place and Forwarding Offices)
Article 2.
1. In case that a transfer agent is appointed, in this Bank the business relating to its shares shall be performed by the transfer agent. The transfer agent, its handling place and forwarding offices are as follows:

      Transfer Agent:
         The Mitsubishi Trust and Banking Corporation
         4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

      Handling Place:
         Stock Transfer Agency Division
         The Mitsubishi Trust and Banking Corporation
         4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

      Forwarding Offices:
         Each of the branches of The Mitsubishi Trust and Banking Corporation in Japan.

2. In case that a transfer agent is appointed, the procedures under these Regulations, and other procedures including an application, notification, request or notice, etc. regarding the business which this Bank entrusts with the transfer agent shall be applied for to the transfer agent.

(Denominations of Share Certificates)
Article 3.
Denominations of share certificates of this Bank shall be one thousand
( 1,000 ), ten thousand ( 10,000 ), one hundred thousand ( 100,000 ) and share certificates representing less than one unit (tangen).

(Application, Notification, Request and Notice Procedures)
Article 4.
1. Any application, notification, request or notice under these Regulations shall be made in the form prescribed by this Bank and shall bear the seal impression of the appropriate party registered in accordance with the provisions of Article 19.

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2. When an application, notification, request or notice under the preceding paragraph is made by a proxy, a document evidencing the proxy's power of attorney shall be submitted, and, when a consent of a curator ad litem (hosa-nin) or a conservator (hojo-nin) is required for such application, notification or notice, a document evidencing such consent shall be submitted.

                 Chapter II. Registration of Transfer of Shares

(Registration of Transfer of Shares by Assignment)
Article 5.
In the case of application for the registration of the transfer of shares by assignment, a written application shall be submitted together with the share certificates concerned.

(Registration of Transfer of Shares by Reasons Other than Assignment)
Article 6.
In the case of an application for registration of the transfer of shares by reasons other than assignment, a written application shall be submitted together with the share certificates concerned and a document evidencing the reason for the acquisition. Provided, however, if no share certificates have been issued, the submission of the share certificates shall not be required.

(Registration of Transfer of Shares When Laws and Regulations Provide Otherwise)
Article 7.
In the event that a special procedure is required by laws and regulations for the transfer of shares provided for in the preceding two Articles, a document evidencing the completion of such procedure shall be also submitted.

                          Chapter III. Pledge and Trust

(Registration of Pledge or Cancellation Thereof)
Article 8.
1. To apply for registration of the creation of a pledge on the shares of this Bank or a cancellation thereof, a written application jointly signed and sealed by the pledger and the pledgee shall be submitted together with the share certificates concerned.
2. In the case of an application for registration of a sub-pledge or a transfer of the pledge, the provisions of the preceding paragraph shall apply mutatis mutandis.

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(Recordation of Shares Held in Trust or Cancellation Thereof)
Article 9.
To apply for a recordation that shares of this Bank are held in trust or for cancellation of such recordation, a written application shall be submitted together with the share certificates concerned by the settlor or the trustee.

          Chapter IV. Election of Non-Possession of Share Certificates

(Notice of Election of Non-Possession of Share Certificates)
Article 10.
Shareholders who elect the non-possession of their share certificates shall submit a notice stating such election together with the share certificates concerned. Provided, however, if no share certificates have been issued, the submission of the share certificates shall not be required.

(Application for Delivery of Share Certificates regarding which Shareholder Has Elected Non-Possession)
Article 11.
If a shareholder who has submitted a notice under the preceding Article requests the issuance or return of the share certificates, a written application shall be submitted.

              Chapter V. Registration of Loss of Share Certificates

(Request for Registration of Loss of Share Certificates)
Article 12.
1. In the case of request for the registration of the loss of share certificates, a written request in the form prescribed by this Bank shall be submitted together with a document evidencing the fact of the loss of share certificates.
2. In the case of a person requesting for the registration of the loss of share certificates is not a shareholder or registered pledgee of the shareholders' register, a written request shall be submitted together with a document evidencing that such person held the share certificates concerned and a document identifying himself/herself as the same person, in addition to the documents required in the preceding paragraph.

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(Request for Cancellation of Registration of Loss of Share Certificates)
Article 13.
In the case of the person having requested the registration of the loss of share certificates discovers such share certificates, request for cancellation for the registration of the loss of share certificates has to be submitted in the written form prescribed by this Bank.

(Request for Objection to Registration of Loss of Share Certificates)
Article 14.
1. In the case of request for the objection to the registration of the loss of share certificates, a written request in the form prescribed by this Bank shall be submitted together with the share certificates concerned.
2. In the case of a person requesting the objection to the registration of the loss of share certificates is not a shareholder or registered pledgee of the shareholders' register, a written request shall be submitted together with a document identifying himself/herself as the same person, in addition to the documents required in the preceding paragraph.

(Changes in Matters of Request)
Article 15
In the case of a person having requested the registration of the loss of share certificates makes any change in the addresses, names or other matters stated or recorded in the register of the loss of share certificates, the provisions of
Article 16 to Article 21 shall apply mutatis mutandis.

                  Chapter VI. Re-Issuance of Share Certificates

(Re-Issuance due to Subdivision or Combination)
Article 16.
In the case of an application for delivery of new share certificates due to subdivision or combination of share certificates, a written application shall be submitted together with the share certificates concerned.

(Re-Issuance due to Loss)
Article 17.
In the case of an application for delivery of new share certificates due to the registration of the loss of share certificates or due to the procedures prescribed in the Section 1, Article 216 of the Commercial Code, a written application in the form prescribed by this Bank shall be submitted.

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(Re-Issuance due to Defacement, Mutilation or Filled-up Columns of Share
Certificate)
Article 18.
In the case of an application for delivery of new share certificates due to defacement, mutilation or filled-up columns of share certificate, a written application shall be submitted together with the share certificates concerned. Provided, however, when it is difficult to ascertain the genuineness of the share certificates, the procedure for the registration of loss of share certificates shall be applied.

                           Chapter VII. Notifications

(Names, Addresses and Seal Impressions)
Article 19.
1. Shareholders and registered pledgees or their statutory agents shall notify this Bank of their names, addresses and seal impressions by using the shareholder's form. Provided, however, that foreign shareholders who customarily use signatures may substitute their specimen signatures for seal impressions.
2. Persons to whom the preceding paragraph applies and who are residing outside Japan shall establish a temporary address in Japan and notify this Bank thereof, or appoint a standing proxy in Japan and submit an application of a standing proxy, together with the shareholder's form.
3. This Bank shall be notified of any change in any item set out in the preceding two (2) paragraphs.

(Representative of Corporation)
Article 20.
1. If a shareholder is a corporation, a representative shall be appointed and shall be notified to this Bank.
2. If the representative appointed pursuant to the preceding paragraph is changed, a written notification of the change of representative shall be submitted together with a certified (or an extract) copy of the commercial register.

(Representative of Co-Owned Shares)
Article 21.
1. Shareholders who own shares jointly shall appoint a representative and shall submit a written notification thereof to which all co-owners have signed and affixed their seals.

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2. If the representative appointed pursuant to the preceding paragraph is changed, a written notification of the change of representative of co-owned shares to which all the co-owners have signed and affixed their seals shall be submitted.

(Representative of Unincorporated Association)
Article 22.
1. If a shareholder is an unincorporated association, a representative shall be appointed and notified to this Bank.
2. If the representative appointed pursuant to the preceding paragraph is changed, a written notification shall be submitted to this Bank.

(Change in Family Name, Given Name, Trade Name, etc.)
Article 23.
Upon any change listed below, a shareholder shall submit a written notification as prescribed by this Bank, together with the share certificates concerned and a document evidencing such change. Provided, however, if no share certificates have been issued, the submission of the share certificates shall not be required:
(1) Change in family or given name;
(2) Appointment, replacement or discharge of a person in parental authority or a guardian or other statutory agent;
(3) Change in trade or corporate name; or
(4) Change in corporate organization.

No Further Entry